Exhibit 99.1

Magenta Therapeutics Appoints Anne McGeorge to Board of Directors

CAMBRIDGE, Mass. – June 24, 2019 - Magenta Therapeutics (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplant to more patients, today announced that it has appointed Anne McGeorge, M.S., CPA, to its board of directors. Ms. McGeorge will also serve as chair of the Magenta audit committee.

“We are delighted to welcome Anne McGeorge to the Magenta board,” said Jason Gardner, D.Phil., President and Chief Executive Officer, Magenta Therapeutics. “Ms. McGeorge has extensive financial and strategic leadership experience in healthcare. Her diverse expertise will be invaluable to Magenta as we build a fully integrated company with a singular focus on curing patients with autoimmune diseases, blood cancers and genetic diseases.”

“Magenta has a bold vision to revolutionize the field of stem cell transplant to allow many more patients to benefit from its power to reset the immune system — a vision that is personally important to me through my work with Be The Match, the leading global stem cell transplant organization,” said Ms. McGeorge. “I look forward to working with the team at Magenta to help them bring their transformative therapies to patients across multiple disease areas.”

Ms. McGeorge is an operating partner at Havencrest Healthcare, a growth equity fund specializing in the healthcare industry; and a board member at Dioko Health Ventures, a healthcare venture fund. She previously spent more than a decade as managing partner of the U.S. and Global Healthcare practice at Grant Thornton, an independent audit, tax and advisory firm; and prior to that was a healthcare partner at audit and tax firms Deloitte, LLP and Arthur Andersen, LLP.

Ms. McGeorge is a member of the board of directors and the audit/finance and new technology committees of Be The Match, a non-profit organization dedicated to helping patients access life-saving stem cell transplants. She also sits on the steering committee of the Carolinas and Tampa Bay chapters of 2020 Women on Boards, an organization focused on increasing diversity on public company boards. Ms. McGeorge teaches a financial leadership course at the University of North Carolina, Chapel Hill, Gillings School of Public Health.

Ms. McGeorge earned a B.B.A. in accounting from the College of William and Mary, and an M.S. in Accounting from the University of Virginia.

About Magenta Therapeutics

Headquartered in Cambridge, Mass., Magenta Therapeutics is a clinical-stage biotechnology company developing novel medicines for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of unmet need, Magenta Therapeutics is pioneering an integrated approach to allow more patients to receive one-time, curative therapies by making the process more effective, safer and easier.

Forward-Looking Statement

This press release may contain forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “will,” “could”, “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other risks set forth under the caption “Risk Factors” in Magenta’s Registration Statement on Form S-1, as updated by Magenta’s most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although Magenta believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither Magenta nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

617-510-9193

mpai@magentatx.com